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                                                                       EXHIBIT 8

                               CUSTODIAN AGREEMENT


         This Agreement is made between THE BAUPOST FUND, a Massachusetts business trust having its principal place of business at 44 Brattle Street, Cambridge, Massachusetts 02138 (the "FUND"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "CUSTODIAN"), in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Fund, in its discretion, may deliver to the Custodian all of the Fund's securities and cash, and all payments of income, payments of principal or capital distributions received by it with respect to securities or other property owned by the Fund from time to time, and cash consideration received by it for new shares of beneficial interest of the Fund ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall on, behalf of the Fund, from time to time employ one or more sub-custodians located in the United States, but only as expressly permitted by vote of the Board of Trustees of the Fund (the "BOARD OF TRUSTEES"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.


SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           THE CUSTODIAN IN THE UNITED STATES

         SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property to be held by it in the United States including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and
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paying agent ("DIRECT PAPER") which is deposited and/or maintained in the Direct
Paper System of the Custodian (the "DIRECT PAPER SYSTEM") pursuant to Section
2.9

         SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book-entry system account ("DIRECT PAPER SYSTEM ACCOUNT") only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities held by the Fund;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund, the Custodian or any nominee or nominees of the Fund or Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence, misfeasance or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or
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                  pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral, except as may arise from the Custodian's own negligence, misfeasance or willful misconduct;

         11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

         14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

         15) For any other proper trust purpose, but only upon receipt of, Proper Instructions specifying the securities of the Fund to be delivered, setting forth the purpose for
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                  which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to
Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers; provided, however, that the Custodian shall be responsible for such notice in the event of its actual knowledge of such corporate actions.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Act of 1940, as amended, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall use its best efforts to collect on a timely basis all income, dividends and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall use its best efforts to collect on a timely basis all income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such amount, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall use its best efforts to collect interest and dividends when due on securities held hereunder. Income and dividends due the Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the
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responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts, options on futures contracts or other property for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts, options on futures contracts or other property to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of any nominee of the Fund or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.9; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or
                  (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign;

         2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

         4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;
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         6)       For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper trust purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

         SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act of 1934, as amended (the "Exchange Act"), which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. SECURITIES SYSTEMS", in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep securities of the Fund in a U.S. Securities System provided that such securities are represented in an account of the Custodian in a U.S. Securities System account (the "U.S. SECURITIES SYSTEM ACCOUNT") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

         3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund;

         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Section 15 hereof;

         6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         SECTION 2.9 FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund;

         2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;
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         5)       The Custodian shall furnish the Fund confirmation of each
                  transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

         6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

         SECTION 2.10 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash, securities and/or other property, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions from the Fund setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper trust purpose.

         SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

         SECTION 2.12 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.13 COMMUNICATION RELATING TO FUND SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities or other property whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action, provided; however, that if such notice is not timely the Custodian will still use commercially reasonable efforts to take the action desired.


SECTION 3. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER OF THE FUND

         SECTION 3.1. DEFINITIONS. The following capitalized terms, as used in this Agreement, shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5 promulgated under Section 17(f) of the Investment Company Act of 1940, as amended (as amended from time to time, "RULE 17F-5"), except that the term does not include Mandatory Securities Depositories.

"FOREIGN ASSETS" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(2) of Rule 17f-5.

"MANDATORY SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

         SECTION 3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by the Board of Trustees, hereby delegates to the Custodian subject to section (b) of Rule 17f-5, the responsibilities as Foreign Custody Manager set forth in this Section 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as the Fund's Foreign Custody Manager.

         SECTION 3.3. COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A of this Contract, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 hereof.

         Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for the country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board of Trustees as Foreign Custody Manager with respect to that country and to have accepted the delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board of Trustees to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to that country, subject to reappointment as provided in the preceding sentence.

         The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Ninety days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn; provided, however, that, in the event the Foreign Custody Manager believes in its sole discretion that it can no longer hold assets in the country consistent with Rule 17f-5, the Foreign Custody Manager shall after 30 days have no further responsibility with respect to the country as to which the Custodian's acceptance of delegation is withdrawn. The provisions of Section 3.9 hereof shall govern the termination by the Custodian as Foreign Custody Manager of the Fund with respect to all countries.


         SECTION 3.4. SCOPE OF DELEGATED RESPONSIBILITIES.

         3.4.1. Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3, the Fund's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

         In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

         (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, and its security and data protection practices;

         (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

         (iii) the Eligible Foreign Custodian's general reputation and standing and, in the case of a foreign securities depository or clearing agency, the foreign securities depository's or clearing agency's operating history and the number of participants in the foreign securities depository or clearing agency; and

         (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

         3.4.2. Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the relevant market. Each such contract shall include provisions that provide:

         (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

         (ii) that the Foreign Assets will not be subject to any right, security interest, or lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

         (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

         (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

         (v) that the independent public accountants for the Fund will be given access to those records or confirmation of the contents of those records; and

         (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the Fund's account or a third party account containing the Foreign Assets held for the benefit of the Fund, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above, in their entirety.

         3.4.3. Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer consistent with Rule 17f-5, the Foreign Custody Manager shall notify the Board of Trustees in accordance with Section 3.7 hereunder.

         SECTION 3.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3, the Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund. The Fund and the Custodian each expressly acknowledge that the Custodian, in its role as Foreign Custody Manager, shall not be delegated any responsibilities under this Section 3 with respect to Mandatory Securities Depositories.

         SECTION 3.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Custodian, in its role as the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise.

         SECTION 3.7. REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board of Trustees amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall promptly make written reports notifying the Board of Trustees of any other material change in the foreign custody arrangements of the Fund described in this Section 3 after the occurrence of such material change.

         The Foreign Custody Manager shall from time to time provide to the Fund such information with respect to Mandatory Securities Depositories as it periodically provides to its other custody customers which are investment companies registered under the Investment Company Act of 1940, as amended.

         SECTION 3.8. REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board of Trustees has determined that it is reasonable for the Board of Trustees to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

         SECTION 3.9. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board of Trustees' delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective at the earlier of (i) ninety days after receipt by the non-terminating party of such notice or (ii) the effectiveness of the termination of this Agreement. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.


SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD
           OUTSIDE OF THE UNITED STATES

         SECTION 4.1 DEFINITIONS. The following terms shall have the following meanings:

"FOREIGN SECURITIES SYSTEM" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian or a Permissible Foreign Custodian.

"PERMISSIBLE FOREIGN CUSTODIAN" means any person with whom property of the Fund may be placed and maintained outside of the United States under (i) section 17(f) or 26(a) of the Investment Company Act of 1940, as amended, without regard to Rule 17f-5 or (ii) an order of the Securities and Exchange Commission.

         SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided; however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

         SECTION 4.4. HOLDING OF FOREIGN ASSETS WITH PERMISSIBLE FOREIGN CUSTODIANS. Subject to the requirements of Sections 17(f) and 26(a) of the Investment Company Act of 1940, as amended (and any other applicable law or order), the Custodian may place and maintain Foreign Assets in the care of any Permissible Foreign Custodian approved by the Board of Trustees pursuant to
Section 1 hereof. Section 3 hereof shall not apply to placement of Foreign Assets by the Custodian with a Permissible Foreign Custodian.

         SECTION 4.5. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.5.1. Delivery of Foreign Securities. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon sale of such foreign securities for the Fund in accordance with reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian) or of any nominee of the Custodian (or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence, misfeasance or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper trust purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

         4.5.2. Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund in accordance with reasonable market practices in the country where such foreign securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii)    in connection with the borrowing of foreign securities; and

         (viii) for any other proper trust purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

         4.5.3. Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

         SECTION 4.6. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.7. BANK ACCOUNTS. A bank account or bank accounts opened and maintained outside the United States in a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.

         SECTION 4.8. COLLECTION OF INCOME. The Custodian shall use its best efforts to collect all income and other payments in due course with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

         SECTION 4.9. PROXIES. The Custodian will generally, with respect to the foreign securities held under this Section 4, use its best efforts to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         SECTION 4.10. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Unless due to the Custodian's own negligence, misfeasance or willful misconduct, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) business days prior to the date on which such right or power is to be exercised.

         SECTION 4.11. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 4.12. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. To the extent that the Fund requires the assistance of the Custodian with respect to any claim for exemption or refund under the tax law of any jurisdiction other than the United States or of any state or subdivision thereof, it shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund provided such information.

         SECTION 4.13. CONFLICT. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.

SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

         The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the Fund such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares.

         From such funds as may be available for the purpose but subject to the limitations of the Fund's Declaration of Trust, and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 6. PROPER INSTRUCTIONS

         Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the
Fund:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees.

SECTION 8. EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting, in good faith, upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a vote of the Board of Trustees of the Fund certified by the Clerk or an Assistant Clerk of the Fund (a "CERTIFIED VOTE") as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Fund's Declaration of Trust as described in such vote and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
           CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding Shares of the Fund.

SECTION 10. RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian itself or by a banking institution serving as a sub-custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement on Form N-1A, the Fund's annual report on Form N-SAR or other material required to be filed with the Securities and Exchange Commission and with respect to any other requirements of such Commission.

SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as the "SECURITIES SYSTEMS"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

SECTION 14. RESPONSIBILITY OF CUSTODIAN; INDEMNIFICATION

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, misfeasance or willful misconduct. The Custodian shall be entitled to rely on and act upon advice of counsel (who may be counsel for the Fund) and, except as provided in the next paragraph of this Section 14, shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism or (B) part of the "prevailing country risk" of the Fund, as such term is used in Securities and Exchange Commission Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the Securities and Exchange Commission or by the staff of the Division of Investment Management thereof.

         In any case in which the Fund may be asked to indemnify or hold the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification against the Fund; provided, however, that the failure to so advise, identify or notify the Fund shall not in any way limit the Fund's liability for indemnification under this Contract with respect to any such claim to the extent that the defense thereof is not materially prejudiced by such failure. If the Fund acknowledges in writing that the Custodian is entitled to indemnification, the Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects, it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim. In the event the Fund elects to assume the control of the defense of the claim, the Custodian may participate in such proceeding and retain additional counsel but shall bear all fees and expenses of such retention of such counsel, unless
(i) the Fund shall have specifically authorized the retention of such counsel, or (ii) if the Fund and the Custodian agree that the retention of such counsel is required as a result of a conflict of interest. In the event the Fund assumes control of any proceeding, the Fund shall keep the Custodian notified of the progress of such proceeding and, upon request, consult with the Custodian and counsel. The Fund will, upon request by the Custodian, either pay in the first instance or reimburse the Custodian for any expenses subject to indemnity hereunder. The Fund shall not settle or compromise any proceeding without the prior written consent of the Custodian unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by the Custodian, (ii) such settlement or compromise does not impose any obligations or restrictions on the Custodian other than obligations to pay money that are subject to indemnity under this Agreement, and (iii) the Fund shall have paid, or made arrangements satisfactory to the Custodian for payment of amounts payable by the Custodian in connection with such settlement. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

         Except as may arise from the Custodian's own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its investment adviser of the Fund in its instructions to the Custodian, provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any change in any provision of any present law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement that are related directly to the Fund's securities transactions, except such as may arise from the Custodian's or its nominee's own negligent action, negligent failure to act, misfeasance or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's assets to the extent necessary to obtain reimbursement.

         In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.8 hereof in the absence of receipt of an initial certificate of the Clerk or an Assistant Clerk of the Fund that the Board of Trustees has approved the initial use of a particular Securities System by the Fund, as required by Rule 17f-4 under the Investment Company Act of 1940, and that the Custodian shall not act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Clerk or an Assistant Clerk of the Fund that the Board of Trustees has approved the initial use of the Direct Paper System by the Fund; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the

Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination.

SECTION 16. SUCCESSOR CUSTODIAN

         If a successor custodian for the Fund shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other property of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities, funds and other property of the Fund held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

         In the event that no written order designating a successor custodian or a Certified Vote shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the securities of the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Vote to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17. INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 19. MASSACHUSETTS LAW TO APPLY

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 20. PRIOR AGREEMENTS

         This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund and the Custodian relating to the custody of the Fund's assets.

SECTION 21. NOTICES

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

     To the Fund:                   THE BAUPOST FUND
                                    44 Brattle Street
                                    P.O. Box 381288
                                    Cambridge, Massachusetts 02138
                                    Attention:  Paul Gannon
                                                Chief Financial and
                                                Administrative Officer

                                    Telephone:  (617) 497-6680
                                    Telecopy:  (617) 868-3529

     To the Custodian:              STATE STREET BANK AND TRUST COMPANY
                                    1776 Heritage Drive
                                    North Quincy, Massachusetts  02171
                                    Attention:  Teresa McGuire
                                    Mail Stop JPB2N

                                    Telephone:  (617) 985-4699
                                    Telecopy:  (617) 985-5375155

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 22. REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 23. SHAREHOLDER COMMUNICATIONS ELECTION

         Rule 14b-2 under the Exchange Act (the "Rule") requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the Rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the Rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

                  YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

                  NO  [X]  The Custodian is not authorized to release the
                           Fund's name, address, and share positions.

SECTION 24. ASSIGNMENT

         Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

SECTION 25. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

         A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument and are not binding upon any of the Trustees or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the October 31st, 1997.

ATTEST                              THE BAUPOST FUND

                                    By /s/ Paul Gannon
                                      -------------------------------
Name:                                 Name: Paul Gannon
Title:                                       Title: CFO


ATTEST                              STATE STREET BANK AND TRUST COMPANY


/s/ Thomas M. Lenz                  By /s/ Ronald E. Logue
                                      -------------------------------
Thomas M. Lenz                        Ronald E. Logue
Vice President                               Executive Vice President

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Argentina                  Citibank, N.A.                              --

Australia                  Westpac Banking Corporation                 --

Austria                    ERSTE Bank                                  --

Bahrain                    The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank                     --

Belgium                    Generale Bank                               --

Bermuda                    The Bank of Bermuda Limited                 --

Bolivia                    Banco Boliviano Americano                   --

Botswana                   Barclays Bank of Botswana Limited           --

Brazil                     Citibank, N.A.                              --

Canada                     Canada Trustco Mortgage Company             --

Chile                      Citibank, N.A.                              --

People's Republic          The Hongkong and Shanghai                   --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A.                     --
                           Sociedad Fiduciaria

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Croatia                    Privredna banka Zagreb d.d.                 --

Cyprus                     Barclays Bank PLC                           --
                           Cyprus Offshore Banking Unit

Czech Republic             Ceskoslovenska Obchodni                     --
                           Banka A.S.

Denmark                    Den Danske Bank                             --

Ecuador                    Citibank, N.A.                              --

Egypt                      National Bank of Egypt                      --

Estonia                    Hansa Bank                                  --

Finland                    Merita Bank Limited                         --

France                     Banque Paribas                              --

Germany                    Dresdner Bank AG                            --

Ghana                      Barclays Bank of Ghana Limited              --

Greece                     National Bank of Greece S.A                 Bank of Greece

Hong Kong                  Standard Chartered Bank                     --

                                      1992

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Hungary                    Citibank Budapest Rt.                       --

India                      Deutsche Bank AG;                           --
                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank                     --

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Ireland                    Bank of Ireland                             --

Israel                     Bank Hapoalim B.M.                          --

Italy                      Banque Paribas                              --

Ivory Coast                Societe Generale de Banques                 --
                           en Cote d'Ivoire

Jamaica                    Scotiabank Trust and Merchant Bank          --

Japan                      The Daiwa Bank, Limited;                    Japan Securities Depository
                           The Fuji Bank, Limited;                     Center (JASDEC);
                           The Sumitomo Trust
                           & Banking Co., Ltd.

Jordan                     The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited              --

Republic of Korea          Citibank, N.A.                              --

Lebanon                    The British Bank of the Middle East         Custodian and Clearing Center of Financial
                           (as delegate of the Hongkong and            Instruments for Lebanon (MIDCLEAR) S.A.L.;
                           Shanghai Banking Corporation Limited)

Malaysia                   Standard Chartered Bank                     --
                           Malaysia Berhad

                                      1992

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Mauritius                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Mexico                     Citibank Mexico, S.A.                       --

Morocco                    Banque Commerciale du Maroc                 --

Namibia                    (via) Standard Bank of South Africa         --

Netherlands                MeesPierson N.V.                            --

New Zealand                ANZ Banking Group                           --
                           (New Zealand) Limited

Norway                     Christiania Bank og                         --
                           Kreditkasse

Oman                       The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG                            --

Peru                       Citibank, N.A.                              --

Philippines                Standard Chartered Bank                     --

Poland                     Citibank Poland S.A.                        --

Portugal                   Banco Comercial Portugues                   --

                                      1992

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Romania                    ING Bank, N.V.                              --

Russia                     Credit Suisse First Boston, Zurich          --
                           via Credit Suisse First Boston
                           Limited, Moscow

Singapore                  The Development Bank                        --
                           of Singapore Ltd.

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Slovak Republic            Ceskoslovenska Obchodna                     --
                           Banka A.S.

South Africa               Standard Bank of South Africa Limited       --

Spain                      Banco Santander, S.A.                       --

Sri Lanka                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited

Swaziland                  Barclays Bank of Swaziland Limited          --

Sweden                     Skandinaviska Enskilda Banken               --

Switzerland                Union Bank of Switzerland                   --

Taiwan - R.O.C.            Central Trust of China                      --

Thailand                   Standard Chartered Bank                     --

Trinidad & Tobago          Republic Bank Ltd.                          --

Tunisia                    Banque Internationale Arabe de Tunisie      --

Turkey                     Citibank, N.A.                              --

United Kingdom             State Street Bank and Trust                 --

Uruguay                    Citibank, N.A.                              --


                                      1992

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Venezuela                  Citibank, N.A.                              --

Zambia                     Barclays Bank of Zambia Limited             --

                                 STATE STREET                         SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

COUNTRY                        SUBCUSTODIAN                                OPTIONAL DEPOSITORIES
Zimbabwe                   Barclays Bank of Zimbabwe Limited           --

Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)

                                      1992

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Argentina         -Caja de Valores S.A.;

                  -CRYL

Australia         -Austraclear Limited;

                  -Reserve Bank Information and
                  Transfer System (RITS)

Austria           -Oesterreichische Kontrollbank AG
                  (Wertpapiersammelbank Division)

Belgium -Caisse Interprofessionnelle de Depots et de Virements de Titres S.A. (CIK);

                  -Banque Nationale de Belgique

Brazil            -Bolsa de Valores de Sao Paulo (Bovespa)
                                    [CALISPA];

                  -Bolsa de Valores de Rio de Janeiro (BVRJ)
                  [CLC] - All SSB clients presently use Calispa

                  -Central de Custodia e de Liquidacao Financeira de Titulos (CETIP)

                  -Banco Central do Brasil,
                  Systema Especial de Liquidacao e
                  Custodia (SELIC)

Canada            -The Canadian Depository
                  for Securities Limited (CDS); West Canada
                  Depository Trust Company [depositories
                                    linked]

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

People's Republic          -Shanghai Securities Central Clearing and
of China                            Registration Corporation (SSCCRC);

                           -Shenzhen Securities Central Clearing
                                    Co., Ltd. (SSCC)

Czech Republic             --Stredisko cennych papiru(degree)
                                    (SCP);

                           -Czech National Bank (CNB)

Denmark                    -Vaerdipapircentralen - The Danish
                           Securities Center (VP)

Egypt                      -Misr Company for Clearing, Settlement,
                           and Central Depository (MCSD)

Finland                    -The Finnish Central Securities
                           Depository (CSD)

France                     -Societe Interprofessionnelle
                           pour la Compensation des
                           Valeurs Mobilieres (SICOVAM);

                           -Banque de France,
                           Saturne System

Germany                    -The Deutscher Kassenverein AG

Greece                     -The Central Securities Depository
                           (Apothetirion Titlon A.E.);

Hong Kong                  -The Central Clearing and
                           Settlement System (CCASS);

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

                           -The Central Money Markets Unit (CMU)

Hungary                    -The Central Depository and Clearing
                           House (Budapest) Ltd. (KELER Ltd.)
                           [Mandatory for Gov't Bonds only;
                           SSB does not use for other securities]


                                      1992

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Indonesia                  -Bank of Indonesia

Ireland                    -The Central Bank of Ireland,
                           The Gilt Settlement Office (GSO)

Israel                     -The Clearing House of the
                           Tel Aviv Stock Exchange;

                           -Bank of Israel

Italy                      -Monte Titoli S.p.A.;

                           -Banca d'Italia

Japan                      -Bank of Japan Net System

Republic of Korea          -Korea Securities Depository (KSD)

Lebanon                    -The Central Bank of Lebanon

Malaysia                   -Malaysian Central Depository Sdn.
                           Bhd. (MCD);

                           -Bank Negara Malaysia,
                           Scripless Securities Trading and Safekeeping
                                    Systems (SSTS)

Mauritius                  -The Central Depository & Settlement
                           System (CDS)

Mexico                     -S.D. INDEVAL, S.A. de C.V.
                           (Instituto para el Deposito de
                           Valores);

                           -Banco de Mexico


                                      1992

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Netherlands                -Nederlands Centraal Instituut voor
                           Giraal Effectenverkeer B.V. (NECIGEF);

                           -De Nederlandsche Bank N.V.

New Zealand                -New Zealand Central Securities
                           Depository Limited (NZCSD)

Norway                     -Verdipapirsentralen - The Norwegian
                           Registry of Securities (VPS)

Oman                       -Muscat Securities Market (MSM)

Peru                       -Caja de Valores y Liquidaciones
                           (CAVALI, S.A.)

Philippines                -The Philippines Central Depository Inc.(PCD)

                           -The Book-Entry-System (BES) of Bangko
                           Sentral ng Pilipinas;

                           -The Registry of Scripless Securities (ROSS) of the
                           Bureau of the Treasury

Poland                     -The National Depository of Securities
                           (Krajowy Depozyt Papierow Wartosciowych);

                           -National Bank of Poland

Portugal                   -Central de Valores Mobiliarios (Central)

Romania                    -National Securities Clearing,Settlement and
                           Depository Co. (SNCDD);

                           -Bucharest Stock Exchange (BSE);

                           -National Bank of Romania


                                      1992


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Singapore                  -The Central Depository (Pte)
                           Limited (CDP);

                           -Monetary Authority of Singapore (MAS)

Slovak Republic            -Stredisko Cennych Papierov (SCP);

                           -National Bank of Slovakia

South Africa               -The Central Depository Limited (CD)

Spain                      -Servicio de Compensacion y
                           Liquidacion de Valores, S.A. (SCLV);

                           -Banco de Espana,
                           Anotaciones en Cuenta

Sri Lanka                  -Central Depository System
                           (Pvt) Limited (CDS)

Sweden                     -Vardepapperscentralen VPC AB -
                           The Swedish Central Securities Depository

Switzerland                -Schweizerische Effekten - Giro AG
                           (SEGA);

Taiwan - R.O.C.            -The Taiwan Securities Central
                           Depository Company, Ltd. (TSCD)

Thailand                   -Thailand Securities Depository
                           Company Limited (TSD)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Tunisia           -STICODEVAM;

                  -Central Bank of Tunisia;

                  -Tunisian Treasury

                                      1992

                                  STATE STREET                        SCHEDULE B
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

COUNTRY                             MANDATORY DEPOSITORIES

Turkey            -Takas ve Saklama Bankasi A.S.
                  (TAKASBANK);

                  -Central Bank of Turkey

United Kingdom    -The Bank of England,
                  The Central Gilts Office (CGO);
                  The Central Moneymarkets Office (CMO);
                  The European Settlements Office (ESO);

                  -First Chicago Clearing Centre

Uruguay           -Central Bank of Uruguay

Zambia            -Lusaka Central Depository (LCD)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.